EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report dated January 13, 1996, on the consolidated statements of operations, shareholders' equity, and cash flows of Teledyne, Inc. for the year ended December 31, 1995, which was previously incorporated by reference into Allegheny Teledyne Incorporated's Form 10-K for the year ended December 31, 1997, as amended.


/s/Arthur Andersen LLP
ARTHUR ANDERSEN LLP
Los Angeles, California
July 14, 1998